EXHIBIT 99.1

    Pacific Capital Bancorp Reports 10% Increase in Third Quarter
                          Earnings Per Share

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Oct. 26, 2004--Pacific Capital Bancorp (Nasdaq:PCBC):

    Highlights

    --  Earnings per share of $0.32

    --  Net interest income increases 24% over Q3 2003

    --  Annualized loan growth of 19% during the quarter

    Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $5.8 billion in assets, today announced financial results for the third quarter ended September 30, 2004.
    Net income for the third quarter was $14.6 million, a 10% increase from $13.3 million in net income reported for the third quarter of 2003. Earnings per share for the third quarter of 2004 were $0.32, a 10% increase from earnings per share of $0.29 reported for the third quarter of 2003.
    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the third quarter of 2004 were 13.43% and 1.01%, respectively, compared to 13.29% and 1.14%, respectively, for the third quarter of 2003.
    "We are very pleased to continue the solid growth trends we have experienced throughout 2004," said William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "Loan demand is healthy across virtually all of our business areas. We continued to see strong growth in our leasing and consumer portfolios, while also experiencing a significant pickup in demand among our commercial customers during the third quarter. This helped drive a 24% increase in net interest income over the third quarter of the prior year. The strong increase in interest from loans and leases has allowed us to achieve solid bottom-line growth while also repositioning our securities portfolio to enhance our returns in future quarters."

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's RAL and RT programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in tables at the end of this release.
    During the third quarter, total interest income was $76.6 million, compared with $60.0 million in the same quarter of 2003. The increase in total interest income was primarily attributable to increased securities holdings and higher loan balances, which was partially offset by a lower yield on earning assets.
    Total interest expense for the third quarter of 2004 was $18.4 million, compared with $13.0 million for the third quarter of 2003. The increase in total interest expense resulted from the growth in deposits over the past year, as well as the higher borrowings incurred to support the purchase of securities in connection with the Company's leveraging strategy, as discussed in earnings releases for prior quarters.
    Net interest margin for the third quarter of 2004 was 4.46%, which compares with 4.49% in the third quarter of 2003. Exclusive of RALs in both periods, net interest margin in the third quarter of 2004 was 4.48%, which compares with 4.49% in the third quarter of 2003. This also compares with a net interest margin of 4.35% in the second quarter of 2004, exclusive of RALs. The sequential quarter increase in net interest margin is primarily attributable to the impact of recent increases in prevailing interest rates on the Bank's asset-sensitive balance sheet.
    Noninterest revenue was $11.2 million, compared with $13.6 million in the third quarter of 2003. The decline in noninterest revenue was largely due to losses taken in the securities portfolio in the third quarter of 2004 as opposed to gains in the third quarter of 2003. In response to rising interest rates and to enhance future income, the Company has repositioned selected securities by selling them at a loss and purchasing higher yielding securities with the proceeds. As a result, the Company's net gain or loss on securities transactions declined by approximately $1.9 million from the previous year. In the third quarter of 2004, the Company recorded a net loss on securities transactions of approximately $973,000, compared with a net gain of approximately $928,000 in the third quarter of 2003.
    Excluding gains on sales of loans and securities, noninterest revenue was $12.2 million in the third quarter of 2004, compared with $12.7 million in the same period of the prior year.
    Total noninterest revenue also includes the following items:

    -- Service charges on deposit accounts increased during the third quarter of 2004 to $4.1 million, up 4.3% over the third quarter of 2003. Because much of the deposit growth over the past year has been in no-fee checking account products, the increase in service charges on deposit accounts will be less than the percentage growth in overall deposits.

    -- Fees generated by the Company's Trust & Investment Services Division in the third quarter of 2004 were $3.7 million, a 4.4% increase from $3.6 million in the third quarter of 2003.

    -- Income from other service charges, commissions and fees for the quarter ended September 30, 2004, was $3.8 million, compared with $4.5 million recorded in the same period for the previous year.

    -- Other income for the third quarter 2004 was $435,000, essentially flat with the prior year.

    The Company's operating efficiency ratio for the third quarter of 2004 was 60.26%, compared with 61.40% in the same period last year. Excluding the impact of the RAL/RT programs in these periods, the Company's operating efficiency ratio for the third quarter of 2004 was 57.78%, compared with 60.44% in the same period last year and 60.98% in the second quarter of 2004. The improvement in the operating efficiency ratio (excluding RALs) from the previous quarter is primarily attributable to higher net interest income being generated by the Company's existing operating platform.

    Balance Sheet

    Total gross loans were $3.92 billion at September 30, 2004, compared to $3.74 billion at June 30, 2004. Excluding RALs, total gross loans increased at an annualized rate of 19% during the quarter. The growth in the loan portfolio in the third quarter 2004 was primarily attributable to 50% annualized growth in the leasing portfolio and 26% annualized growth in the consumer portfolio.
    Total deposits were $4.42 billion at September 30, 2004, compared to $4.35 billion at June 30, 2004, and $3.73 billion at September 30, 2003. Noninterest-bearing demand deposits increased 13% to $992 million at September 30, 2004, from $878 million at September 30, 2003.
    Loans and deposits added through the acquisition of Pacific Crest Capital in March 2004 are shown in the financial tables below.

    Asset Quality and Capital Ratios

    In the third quarter of 2004, the Company recorded a provision for credit losses for loans other than RALs of $2.7 million versus a provision of $4.3 million for the same period last year. Total provision for credit losses in the third quarter of 2003 included a negative provision of $1.6 million related to the RAL program. The RAL program had no impact on the level of provision in the third quarter of 2004.
    At September 30, 2004, the allowance for credit losses (excluding
RALs) was $51.9 million, or 1.32% of total loans, compared to $48.1 million, or 1.29% of total loans, at June 30, 2004. This compares with the industry average of 1.52% of total loans for the Company's peer group. All peer group comparisons are based on data provided as of June 30, 2004.
    Total nonperforming assets, which include nonperforming loans and OREO, were $27.1 million dollars at September 30, 2004, an increase of $0.5 million from the end of the previous quarter. Despite the increase in total nonperforming assets during the quarter, the percentage of nonperforming assets to total assets remained stable due to the growth of the loan portfolio. Total nonperforming assets at the end of the third quarter of 2004 represented 0.47% of total assets (excluding RALs), no change from the end of the prior quarter. This compares with the Company's peer group average of 0.56% of total assets.
    The Company's ratio of allowance to nonperforming loans (excluding
RALs) was 215% at September 30, 2004, compared to 204% at June 30, 2004, and to the peer group average of 190%.
    Net recoveries (excluding RALs) were $1.1 million for the three months ended September 30, 2004, compared with net charge-offs (excluding RALs) of $4.3 million for the three months ended June 30, 2004. Two large commercial recoveries, totaling $2.8 million, were the primary drivers leading to the net recoveries in the third quarter of 2004.
    Annualized net charge-offs (recoveries) to total average loans (both excluding RALs) were negative 0.11% for the three months ended September 30, 2004, compared with 0.47% for the three months ended June 30, 2004. This compares with the Company's peer group average of 0.51%.
    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    2005 RAL and RT Programs

    The Company expects its overall transaction volume during the 2005 RAL/RT season to increase by approximately 9% and expects the product mix to be roughly the same as in the 2004 season, which represented 29% RALs and 71% RTs.
    "The new contract we have entered into with Jackson Hewitt should provide a percentage increase in profitability larger than the percentage increase in volume in the 2005 season," said Thomas. "Under our new contract, our Company will assume the credit risk previously assumed by Jackson Hewitt and will be compensated for this by retaining a larger proportion of the fee paid by the customer."

    Outlook

    Pacific Capital Bancorp narrowed its guidance for full year 2004 earnings per share and now expects fully diluted earnings per share to range between $1.89 and $1.92.
    Commenting on the outlook for the remainder of 2004, Thomas said, "We expect to see a continuation of the positive trends we have seen in the loan portfolio, both in terms of originations and credit quality. Our pipeline of lending opportunities remains very healthy among both large and small commercial customers, as well as in our specialty lending areas such as commercial equipment leasing. Our longer-term outlook includes developing some extensions to our line of no-fee checking accounts that will help us introduce these products into new market segments that can be additional sources of low-cost deposits for the Bank.
    "Overall, we are pleased with the execution on our loan and deposit growth strategies so far this year, and we look forward to continuing our trend of strong earnings growth in future quarters," said Thomas.

    Conference Call and Web Cast

    The Company will hold a conference call today at 11:00 a.m. Eastern time/8:00 a.m. Pacific time, to discuss its third quarter 2004 results. To access a live web cast of the conference call, log on at the Shareholder Relations page of the Company's web site at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 45 branches under the brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and Pacific Capital Bank.

    Forward-Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund programs, and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the business in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities primarily during the first and third quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally; namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.
    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this filing contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.


PACIFIC CAPITAL BANCORP
Summary Financial Data (Unaudited)
(In thousands except per share earnings):

                             For the Three-Month   For the Nine-Month
                                Periods Ended        Periods Ended
                                  Sept. 30,            Sept. 30,
                                2004     2003        2004      2003

Interest income from:
  Loans                        $60,387  $48,128    $203,852  $177,745
  Securities                    16,033   11,719      44,178    30,930
  Federal funds sold and
    resell agreements              163      104         747       956
      Total interest income     76,583   59,951     248,777   209,631
Interest expense on:
  Deposits                      11,024    8,490      29,910    27,776
  Federal funds purchased and
    repurchase agreements          216       75         973       617
  Other borrowed funds           7,184    4,473      18,434    12,357
      Total interest expense    18,424   13,038      49,317    40,750
Net interest income             58,159   46,913     199,460   168,881
Provision for credit
  losses -- RALs                    --   (1,635)      8,954     9,508
Provision for credit
  losses -- non-RAL              2,740    4,288       2,107     7,397
  Net interest income after
   provision for credit losses  55,419   44,260     188,399   151,976
Noninterest revenue:
  Service charges on deposits    4,064    3,898      12,199    11,468
  Trust fees                     3,714    3,558      11,501    10,581
  Refund transfer fees             185      228      20,997    19,763
  Other service charges,
    commissions and fees, net    3,816    4,518      13,487    13,445
  Net gain on sale of RALs          --       --       2,945     8,031
  Net gain/(loss) on
    securities transactions       (973)     928      (1,489)    1,592
  Other income                     435      496       3,602     2,735
    Total noninterest revenue   11,241   13,626      63,242    67,615
Operating expense:
  Salaries and benefits         22,916   20,521      72,165    63,458
  Net occupancy expense          3,839    3,870      11,244    10,967
  Equipment expense              2,252    2,043       6,562     6,810
  Other expense                 14,342   11,184      44,537    39,329
    Total operating expense     43,349   37,618     134,508   120,564
Income before income taxes      23,311   20,268     117,133    99,027
Income taxes                     8,752    7,011      43,436    35,953
    Net income                 $14,559  $13,257    $ 73,697  $ 63,074

Earnings per share -- basic    $  0.32  $  0.29    $   1.62  $   1.38
Earnings per share -- diluted  $  0.32  $  0.29    $   1.61  $   1.36

Average shares for
  basic earnings per share      45,615   45,495      45,485    45,775
Average shares for
  diluted earning per share     45,943   46,907      45,813    46,217
Taxable equivalent adjustment  $ 1,569  $ 1,656    $  4,766  $  4,937

Net interest margin
  (tax-equivalent)                4.46%    4.49%       5.21%     5.43%

Operating efficiency ratio       60.26%   61.40%      50.01%    50.27%
  (tax-equivalent)

Return on average equity         13.43%   13.29%      23.09%    21.63%
Return on average assets          1.01%    1.14%       1.75%     1.83%

Charge-offs -- RAL             $    --  $    --    $ 12,511  $ 13,712
Charge-offs -- non-RAL           2,514    2,774      13,185    13,250
Charge-offs -- total           $ 2,514  $ 2,774    $ 25,696  $ 26,962

Recoveries -- RAL              $     1  $ 1,635    $  3,846  $  4,204
Recoveries -- non-RAL            3,566    1,446       7,262     5,023
Recoveries -- total            $ 3,567  $ 3,081    $ 11,108  $  9,227

Net charge-offs -- RAL         $    (1) $(1,635)   $  8,665  $  9,508
Net charge-offs -- non-RAL      (1,052)   1,328       5,923     8,227
Net charge-offs -- total       $(1,053) $  (307)   $ 14,588  $ 17,735

Annualized net charge-offs
  to average loans -- incl RAL   -0.11%   -0.04%       0.52%     0.75%
Annualized net charge-offs
  to average loans -- non-RAL    -0.11%    0.17%       0.22%     0.37%


EOP Balance Sheet
(in thousands)
                                        As of       As of       As of
                                      9/30/04    12/30/03     9/30/03

ASSETS:
  Cash and due from banks          $  128,158  $  150,010  $  154,383
  Federal funds sold & repos               --      33,010          --
    Cash and cash equivalents         128,158     183,020     154,383
Securities:
  Held-to-maturity                         --          --      64,493
  Available-for-sale                1,465,585   1,317,962   1,251,533
    Total securities(a)             1,465,585   1,317,962   1,316,026
Loans:
  Commercial loans                    779,854     681,722     655,817
  Consumer loans (inc. home
   equity)                            484,913     434,708     402,620
  Tax refund loans                      1,412          --          --
  Leasing                             215,236     149,641     140,874
  Commercial real estate loans      1,561,116   1,103,957   1,090,706
  Residential real estate loans       872,849     809,032     776,814
  Other Loans                           2,565       1,819       2,604
    Total loans                     3,917,945   3,180,879   3,069,435
    Less: allowance for credit
     losses                           (52,169)    (49,550)    (52,991)
        Net loans                   3,865,776   3,131,329   3,016,444
Premises, equipment and other
 long-term assets                      90,720      73,959      71,729
Accrued interest receivable            21,877      19,608      18,852
Goodwill                              109,232      30,048      30,048
Other intangible assets                 5,531       2,962       3,167
Other assets                          118,161     100,742     110,958
        TOTAL ASSETS               $5,805,040  $4,859,630  $4,721,607

LIABILITIES & SHAREHOLDERS' EQUITY:
(in thousands)
                                        As of       As of       As of
                                      9/30/04    12/30/03     9/30/03

Deposits:
   Noninterest-bearing demand
    deposits                       $  992,351  $  924,106  $  878,346
   Interest-bearing deposit         3,424,882   2,930,611   2,853,029
      Total Deposits                4,417,233   3,854,717   3,731,375
Repos & FF purchased                   99,811      58,339      89,575
Long-term debt and other
 borrowings                           785,167     499,548     463,528
Other liabilities                      46,764      47,978      47,232
   Total Liabilities                5,348,975   4,460,582   4,331,710
Shareholders' equity                  456,065     399,048     389,897
   Total Liabilities and
    Shareholders' equity           $5,805,040  $4,859,630  $4,721,607

Actual shares outstanding at end
 of period                             45,645      45,284      45,240

Book value per share               $     9.99  $     8.81  $     8.62
Tangible book value per share            7.48        8.08        7.88

Nonperforming assets:
  Loans past due 90 days or more
   and still accruing              $    2,030  $      763  $    1,117
  Nonaccrual loans                     22,116      42,412      44,199
  Total nonperforming loans            24,146      43,175      45,316
  Other real estate owned and
   other foreclosed assets              2,910          --          --
Total nonperforming assets         $   27,056  $   43,175  $   45,316
Nonperforming loans as a
 percentage of total loans (excl
 RAL)                                    0.62%       1.36%       1.48%

Nonperforming assets as a
 percentage of total assets (excl
 RAL)                                    0.47%       0.89%       0.97%

Allowance for non-RAL credit
 losses as a percentage of
 nonperforming loans                      215%        115%        117%

Allowance for non-RAL credit
 losses as a percentage of total
 loans                                   1.32%       1.56%       1.73%

(a) Includes SFAS 115 adjustment for investment securities


Average balances for the
  last five quarters:
(in thousands)

                                     Average     Average     Average
                                      3Q04        2Q04        1Q04
ASSETS:
Earning Assets:
 Commercial paper                  $       --  $       --  $       --
 Federal funds sold & repos            41,596      37,312     176,849
   Total money market investments      41,596      37,312     176,849
 Taxable securities(a)              1,287,004   1,262,649   1,125,172
 Tax-exempt securities(a)             181,982     183,620     185,822
  Total securities(a)               1,468,986   1,446,269   1,310,994
 Commercial loans                     755,784     733,655     697,951
 Consumer loans (inc. home equity)    472,466     438,631     428,051
 Tax refund loans                       2,507      25,312     384,967
 Leasing                              201,586     175,668     155,298
 Commercial real estate loans       1,521,761   1,492,719   1,222,333
 Residential real estate loans        856,216     831,658     816,939
 Other Loans                            7,866      11,335       4,456
    Total loans                     3,818,186   3,708,978   3,709,995
       Total earning assets         5,328,768   5,192,559   5,197,838
Nonearning assets (inc. credit
 loss allow)                          426,965     399,239     317,730
       TOTAL(a)                     5,755,733   5,591,798   5,515,568
SFAS 115 Adj on Investment
 Securities                            (2,832)     32,045      22,213
TOTAL ASSETS                       $5,752,901  $5,623,843  $5,537,781

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
 Savings and interest-bearing
  transaction accounts             $1,966,956  $1,900,341  $1,730,866
Time certificates of deposit        1,478,049   1,420,863   1,393,960
Total interest-bearing deposits     3,445,005   3,321,204   3,124,826
Repos & FF purchased                   59,133      94,635     200,576
Other borrowings                      770,829     710,382     607,776
  Total interest-bearing
   liabilities                      4,274,967   4,126,221   3,933,178
Noninterest demand deposits           999,924     979,903   1,212,054
Other liabilities                      46,863      76,440     (13,816)
Total liabilities                   5,321,754   5,182,564   5,131,416
Shareholders' equity                  431,147     441,279     406,365
       TOTAL                       $5,752,901   5,623,843  $5,537,781


                                                 Average     Average
                                                   4Q03        3Q03
ASSETS:
Earning Assets:
 Commercial paper                              $    4,399  $       --
 Federal funds sold & repos                        44,393      38,071
   Total money market investments                  48,792      38,071
 Taxable securities(a)                          1,103,982   1,040,604
 Tax-exempt securities(a)                         188,866     179,164
  Total securities(a)                           1,292,848   1,219,768
 Commercial loans                                 672,343     658,828
 Consumer loans (inc. home equity)                415,399     401,159
 Tax refund loans                                      --          --
 Leasing                                          143,702     138,142
 Commercial real estate loans                   1,091,512   1,093,888
 Residential real estate loans                    797,491     737,147
 Other Loans                                        2,548       2,603
    Total loans                                 3,122,995   3,031,767
       Total earning assets                     4,464,635   4,289,606
Nonearning assets (inc. credit loss allow)        310,677     312,535
       TOTAL(a)                                 4,775,312   4,602,141
SFAS 115 Adj on Investment Securities              17,140      30,410
TOTAL ASSETS                                   $4,792,452  $4,632,551

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
 Savings and interest-bearing transaction
  accounts                                     $1,657,209  $1,643,539
Time certificates of deposit                    1,275,454   1,202,982
Total interest-bearing deposits                 2,932,663   2,846,521
Repos & FF purchased                               56,786      41,013
Other borrowings                                  464,923     424,231
  Total interest-bearing liabilities            3,454,372   3,311,765
Noninterest demand deposits                       896,961     873,355
Other liabilities                                  53,728      51,805
Total liabilities                               4,405,061   4,236,925
Shareholders' equity                              387,391     395,626
       TOTAL                                   $4,792,452  $4,632,551

(a) Exclusive of SFAS 115 adj. for investment securities


Net Interest Income for the last 5 quarters
 (tax equivalent basis)

                          Actual   Actual    Actual   Actual   Actual
                           3Q04     2Q04      1Q04     4Q03     3Q03

Interest Income:
  Commercial loans       $11,622  $10,433  $  9,672  $ 9,151  $ 8,675
  Consumer loans (inc.
   home equity)            7,585    7,255     7,906    8,121    7,030
  Tax refund loans            53    1,494    34,945       19       46
  Leasing loans            4,601    4,097     3,696    3,513    3,422
  Commercial real estate
   loans                  24,605   22,056    18,912   16,825   18,017
  Residential real
   estate loans           12,014   11,594    11,582   11,112   11,041
  Other Loans                 22       24        15       18       21
     Total loan income    60,502   56,953    86,728   48,759   48,252
  Taxable securities      13,470   11,908    11,029   11,061    9,133
  Tax-exempt securities    4,017    4,055     4,134    4,274    4,118
   Total securities
    income                17,487   15,963    15,163   15,335   13,251
   Total money market
    income                   163      103       481      107      104
    Total interest
     income               78,152   73,019   102,372   64,201   61,607

Interest expense:
  Interest-bearing
   deposits:
    Interest-bearing
     demand dep            3,442    2,902     2,430    2,325    2,434
    Time deposits          7,582    6,996     6,558    6,060    6,056
      Total interest-
       bearing deposits   11,024    9,898     8,988    8,385    8,490
  Repos & Fed funds
   purchased                 216      223       534      126       75
  Other borrowings         7,184    5,875     5,375    4,672    4,473
    Total other interest   7,400    6,098     5,909    4,798    4,548
      Total interest
       expense            18,424   15,996    14,897   13,183   13,038

Tax equivalent net
 interest income         $59,728  $57,023  $ 87,475  $51,018  $48,569
Tax equivalent
 adjustment               (1,569)  (1,590)   (1,607)  (1,643)  (1,656)
Reported net interest
 income                  $58,159  $55,433  $ 85,868  $49,375  $46,913


                                 For the Three-Month For the Six-Month
                                     Periods Ended     Periods Ended
                                       Sept. 30,         Sept. 30,
RAL Income Statement                 2004     2003     2004     2003

Interest income                    $    53  $    46  $36,625  $31,965
Interest expense                        21       21      988      793
Net interest income                     32       25   35,637   31,172
Provision -- RAL                        --   (1,635)   8,954    9,508
RT fees                                185      228   20,997   19,763
Gain on sale of loans                   --       --    2,945    8,031
Other service charges,
 commissions and fees, net             474    1,161    3,966    3,753
Total noninterest income               659    1,390   27,908   31,547
Noninterest expense                  2,177    1,442   12,346   10,973
Income before income taxes          (1,486)   1,608   42,245   42,238
Income taxes                          (625)     676   17,764   17,761
Net income                            (861)     932   24,481   24,477


RAL Amounts Used in Computation of Net Interest Margin Exclusive of RALs

                                            Three Months Ended
                                            September 30, 2004

                                                            Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Average consumer loans                $  474,973  $ 2,507  $  472,466
Average loans                          3,818,186    2,507   3,815,679
Average total assets                   5,752,901   70,226   5,682,675
Average earning assets                 5,328,768   21,826   5,306,942
Average certificates of deposit        3,445,005    2,000   3,443,005
Average interest-bearing liabilities   4,274,967    2,000   4,272,967
Consumer loans interest income             7,638       53       7,585
Loan interest income                      60,387       53      60,334
Interest income                           76,583       53      76,530
Interest expense                          18,424       21      18,403
Net interest income                       58,159       32      58,127
Tax equivalent adjustment                  1,569       --       1,569


                                            Three Months Ended
                                            September 30, 2003

                                                            Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Average consumer loans                $  401,159  $    --  $  401,159
Average loans                          3,031,767       --   3,031,767
Average total assets                   4,632,551   59,940   4,572,611
Average earning assets                 4,289,606       --   4,289,606
Average certificates of deposit        2,846,521    2,000   2,844,521
Average interest-bearing liabilities   3,311,765    2,000   3,309,765
Consumer loans interest income             7,076       46       7,030
Loan interest income                      48,128       46      48,082
Interest income                           59,951       46      59,905
Interest expense                          13,038       21      13,017
Net interest income                       46,913       25      46,888
Tax equivalent adjustment                  1,622       --       1,622


                                            Nine Months Ended
                                            September 30, 2004

                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  583,580  $137,102  $  446,478
Average loans                         3,745,983   137,102   3,608,881
Average total assets                  5,635,101   461,892   5,173,209
Average earning assets                5,240,046   241,336   4,998,710
Average certificates of deposit       3,297,550    15,347   3,282,203
Average interest-bearing liabilities  4,112,049   299,377   3,812,672
Consumer loans interest income           59,238    36,492      22,746
Loan interest income                    203,852    36,492     167,360
Interest income                         248,777    36,625     212,152
Interest expense                         49,317       988      48,329
Net interest income                     199,460    35,637     163,823
Tax equivalent adjustment                 4,766        --       4,766


                                            Nine Months Ended
                                            September 30, 2003

                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  559,304  $162,658  $  396,646
Average loans                         3,160,876   162,658   2,998,218
Average total assets                  4,603,793   172,123   4,431,670
Average earning assets                4,280,477   162,658   4,117,819
Average certificates of deposit       2,797,219    14,839   2,782,380
Average interest-bearing liabilities  3,204,728    14,839   3,189,889
Consumer loans interest income           53,609    31,693      21,916
Loan interest income                    177,745    31,693     146,052
Interest income                         209,631    31,965     177,666
Interest expense                         40,750       793      39,957
Net interest income                     168,881    31,172     137,709
Tax equivalent adjustment                 4,937        --       4,937


                                             Six Months Ended
                                              June 30, 2003

                                                            Excluding
(dollars in thousands)               Consolidated   RAL/RT     RAL/RT

Average consumer loans                 $  639,688 $245,337 $  394,351
Average loans                           3,226,502  245,337  2,981,165
Average total assets                    4,586,140  229,145  4,356,995
Average earning assets                  4,275,838  245,337  4,030,501
Average certificates of deposit         2,772,160   21,366  2,750,794
Average interest-bearing liabilities    3,150,321   21,366  3,128,955
Consumer loans interest income             46,533   31,647     14,886
Loan interest income                      129,617   31,647     97,970
Interest income                           149,680   31,647    118,033
Interest expense                           27,712      772     26,940
Net interest income                       121,968   30,875     91,093
Tax equivalent adjustment                   3,279       --      3,279


                                            Three Months Ended
                                              March 31, 2004

                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  813,018  $384,967  $  428,051
Average loans                         3,709,995   384,967   3,325,028
Average total assets                  5,537,781   695,449   4,842,332
Average earning assets                5,197,838   583,639   4,614,199
Average certificates of deposit       3,124,826    42,187   3,082,639
Average interest-bearing liabilities  3,933,178   393,820   3,539,358
Consumer loans interest income           42,851    34,945       7,906
Loan interest income                     86,624    34,945      51,679
Interest income                         100,765    35,094      65,671
Interest expense                         14,897       735      14,162
Net interest income                      85,868    34,359      51,509
Tax equivalent adjustment                 1,607        --       1,607


Reconciliation of Other Amounts with and without RAL/RT Amounts

                                           Three Months Ended
                                           September 30, 2004

                                                            Excluding
(dollars in thousands)          Consolidated      RAL/RT       RAL/RT

Other service charges,
 commissions and fees            $     3,816  $      474  $     3,342
Noninterest revenue                   11,241         659       10,582
Operating expense                     43,349       2,177       41,172
Provision for credit losses            2,740          --        2,740
Income before taxes                   23,311      (1,486)      24,797
Provision for income tax               8,752        (625)       9,377
Net income                            14,559        (861)      15,420


                                            Three Months Ended
                                            September 30, 2003

                                                            Excluding
(dollars in thousands)          Consolidated      RAL/RT       RAL/RT

Other service charges,
 commissions and fees            $     4,518  $    1,161  $     3,357
Noninterest revenue                   13,626       1,390       12,236
Operating expense                     37,618       1,442       36,176
Provision for credit losses            2,653      (1,635)       4,288
Income before taxes                   20,268       1,608       18,660
Provision for income tax               7,011         676        6,335
Net income                            13,257         932       12,325


                                            Nine Months Ended
                                            September 30, 2004

                                                            Excluding
(dollars in thousands)          Consolidated      RAL/RT       RAL/RT

Other service charges,
 commissions and fees            $    13,487  $    3,966  $     9,521
Noninterest revenue                   63,242      27,908       35,334
Operating expense                    134,508      12,346      122,162
Provision for credit losses           11,061       8,954        2,107
Income before taxes                  117,133      42,245       74,888
Provision for income tax              43,436      17,764       25,672
Net income                            73,697      24,481       49,216


                                            Nine Months Ended
                                            September 30, 2003

                                                            Excluding
(dollars in thousands)          Consolidated      RAL/RT       RAL/RT

Other service charges,
 commissions and fees            $    13,445  $    3,753  $     9,692
Noninterest revenue                   67,615      31,547       36,068
Operating expense                    120,564      10,973      109,591
Provision for credit losses           16,905       9,508        7,397
Income before taxes                   99,027      42,238       56,789
Provision for income tax              35,953      17,761       18,192
Net income                            63,074      24,477       38,597


Ratios Including and Excluding RAL/RT

                                                 Three Months Ended
                                                 September 30, 2004

                                                            Excluding
                                        Consolidated             RALs

Return on average assets                        1.01%            1.08%
Return on average equity(a)                    13.43%           14.23%
Operating efficiency                           60.26%           57.78%
Net interest margin                             4.46%            4.48%

                                                 Three Months Ended
                                                 September 30, 2003

                                                            Excluding
                                        Consolidated             RALs

Return on average assets                        1.14%            1.07%
Return on average equity(a)                    13.29%           12.36%
Operating efficiency                           61.40%           60.44%
Net interest margin                             4.49%            4.49%


                                                 Nine Months Ended
                                                 September 30, 2004

                                                            Excluding
                                        Consolidated             RALs

Return on average assets                        1.75%            1.27%
Return on average equity(a)                    23.09%           15.42%
Operating efficiency                           50.01%           59.47%
Net interest margin                             5.21%            4.51%

                                                 Nine Months Ended
                                                 September 30, 2003

                                                            Excluding
                                        Consolidated             RALs

Return on average assets                        1.83%            1.16%
Return on average equity(a)                    21.63%           13.24%
Operating efficiency                           50.27%           61.87%
Net interest margin                             5.43%            4.63%


                                                 Three Months Ended
                                                    June 30, 2004

                                                            Excluding
                                        Consolidated             RALs

Return on average assets                        1.18%            1.13%
Return on average equity                       15.08%           13.87%
Operating efficiency                           60.46%           60.98%
Net interest margin                             4.42%            4.35%

(a) The denominator for these ratios is consolidated equity. No attempt has been made to allocate a specific amount of capital to the RAL/RT programs.



                                              September 30, 2004

End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated     RAL/RT      RAL/RT

Total loans                          $3,917,945   $  1,412  $3,916,533
Noninterest-bearing deposits            992,351     19,295     973,056
Total deposits                        4,417,233     21,295   4,395,938

                                              September 30, 2003

End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated     RAL/RT      RAL/RT

Total loans                          $3,069,435   $     --  $3,069,435
Noninterest-bearing deposits            878,346     11,245     867,101
Total deposits                        3,731,375     13,245   3,718,130

                                              June 30, 2004

End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated     RAL/RT      RAL/RT

Total loans                          $3,740,878   $  2,989  $3,737,889
Noninterest-bearing deposits            981,491     19,997     961,494
Total deposits                        4,352,665     21,997   4,330,668


Balances acquired in the purchase of PCCI on March 5, 2004
 ($ in millions at fair value):

Loans                          $412
Securities                     $131
Deposits                       $282


    CONTACT: Pacific Capital Bancorp
             Deborah Whiteley, 805-884-6680
             whiteley@pcbancorp.com